Exhibit 99.1

NEWS RELEASE

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES THIRD QUARTER EARNINGS

Earnings per share up 194% for the third quarter and 25% for the nine months of 2010

CRESTVIEW HILLS, KENTUCKY, October 21, 2010 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the third quarter and nine months ended September 30, 2010. For the third quarter and the first nine months of 2010, the Company reported an increase in diluted earnings per common share of 194% and 25% respectively from the same periods in 2009.

A summary of the Company’s results follows:

Third Quarter ended September 30,	2010	2009	Change
Net income	$3,528,000	$1,545,000	128%
Net income available to common shareholders	$3,013,000	$1,039,000	190%
Earnings per common share, basic	$0.53	$0.19	179%
Earnings per common share, diluted	$0.53	$0.18	194%

Nine Months ended September 30,	2010	2009	Change
Net income	$7,998,000	$6,432,000	24%
Net income available to common shareholders	$6,459,000	$5,149,000	25%
Net income per common share, basic	$1.14	$0.92	24%
Net income per common share, diluted	$1.14	$0.91	25%

Robert Zapp, President and Chief Executive Officer stated, “We celebrated our twentieth year in business in August and it is equally pleasing to present our third quarter numbers. Strong revenue growth from across the organization helped boost earnings at a time when regulatory and economic pressures persist. We continue to see a steady improvement on the credit side, which allows for a lower provision. We remain proactive, however, and recognize there is much work to do. In addition to these positive trends, we were pleased to learn of the Bank’s number one ranking in total market share in Northern Kentucky, according to FDIC data recently released. Our core deposit growth has been unmatched and we are proud to be in the top spot for the first time. It is a testament to our strategy and commitment to the community. Although we can enjoy these accomplishments and milestones, our management team is realistic about the challenges facing all of us. We are focused on improving all areas of the Bank to further drive revenue, find efficiencies, and expand each line of business.”

Driving the increase in earnings in the third quarter was strong revenue growth and a lower provision for loan losses as compared to the third quarter of 2009. Total revenue increased $4,226,000 or 28% from the third quarter of 2009 while the provision for loan losses decreased $500,000 13% in the same period. The growth in revenue included a $2,175,000 or 19% increase in net interest income and a $2,051,000 or 57% increase in non interest income. The decrease in the provision for loan losses reflected improving credit metrics. Two acquisitions that were completed in the fourth quarter of 2009 also had a significant impact on the Company’s balance sheet and income statement as compared to the third quarter of 2009. In the fourth quarter of 2009, the Bank completed the purchase of three banking offices of Integra Bank Corporation’s wholly-owned bank subsidiary, Integra Bank N.A., located in Crittenden, Dry Ridge and Warsaw, Kentucky and a portfolio of selected commercial loans originated by Integra Bank’s Covington, Kentucky loan production office. This transaction added $76 million in deposits and $107 million in loans. The Bank also completed the purchase of Tapke Asset Management, LLC (“TAM”) in the fourth quarter of 2009.

Net interest income increased $2,175,000, or 19% in the third quarter of 2010, as compared to the same period in 2009, while the net interest margin, on a tax equivalent basis, increased 25 basis points from 3.72% in the third quarter of 2009 to 3.97% in the third quarter of 2010. Contributing to the increase in net interest income was the growth in average earning assets, which increased $139 million, or 11% on average from the third quarter of 2009.

The provision for loan losses decreased by $500,000 (13%) in the third quarter of 2010, as compared to the same period in 2009. Contributing to this decrease was lower levels on non-performing loans from September 2009 and lower levels of charge-offs on a sequential basis. The Company’s non-performing loans as a percentage of total loans were 1.69% as of September 30, 2010, as compared to 2.29% as of September 30, 2009, and while annualized net charge-offs to average loans increased from .76% in the third quarter of 2009 to 1.02% in the third quarter of 2010 the net charge-off ratio was lower than the levels experienced over the last three quarters. The Company recorded $2,867,000 in net charge-offs in the third quarter of 2010 as compared to $2,038,000 in the third quarter of 2009. On a sequential basis, the provision for loan losses of $3,500,000 in the third quarter of 2010 was $1,000,000 lower than the provision in the second quarter of 2010, while non-performing loans decreased from $22.4 million (1.99% of total loans) at June 30, 2010 to $18.9 million (1.69% of total loans) at September 30, 2010. Net charge-offs also on a sequential basis decreased from $3,577,000 (1.26% of loans) in the second quarter of 2010 to $2,867,000 (1.02% of loans) in the third quarter of 2010. As a result of the impact that current economic conditions have had on the Company’s loan portfolio, the allowance for loan losses (ALL) increased $3,385,000 (25%) from September 30, 2009. As a result of the added allowance, the ALL has increased from 1.24% of loans at the end of the third quarter of 2009 to 1.53% of loans at the end of the third quarter of 2010. Removing the loans purchased from Integra, the ALL would be approximately 1.68% of loans at the end of third quarter 2010. The portfolio of commercial loans purchased from Integra in the fourth quarter of 2009 were purchased at a discount of .98%, and current accounting does not allow this discount to be added to the ALL. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

Non-interest income increased 57% ($2,051,000) in the third quarter of 2010, as compared to the same period in 2009, while non-interest expense increased 19% ($1,727,000) from the same period last year. Contributing to the increase in non-interest income was gains on the sale of real estate loans which increase $818,000 (367%) from the third quarter of 2009. These fees were driven by extremely low interest rates, which have prompted a strong demand for home mortgage loan refinancing. Also contributing to the increase in non-interest income was a lower amount of losses on other real estate owned. The third quarter of 2009 included $594,000 in losses on other real estate owned, of which $462,000 was from one property. Other increases in non-interest income included trust income, service charges and bankcard revenue. Contributing to the increase in trust fees was the TAM acquisition. Non-interest expense in the third quarter of 2010 included the full quarter effect of both the Integra branch acquisition and the TAM acquisition. Added personnel from the TAM and Integra acquisitions and higher commissions associated with the gains on the sale of real estate loans contributed to the 28% ($1,104,000) increase in salaries and benefits. Commissions accounted for $250,000 of this increase in salaries and benefits, which was 319% higher than the third quarter of 2009.

Total assets were $1.510 billion at the end of the third quarter of 2010, which was $118 million or 9% higher than the same date a year ago. Total loans and investments grew $10 million (1%) and $87 million (56%) respectively, from September of 2009 and were funded by an increase in deposits of $121 million or 10%.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Third Quarter Comparison				Nine months ended September 30, Comparison
	9/30/10	9/30/09	% Chg		9/30/10	9/30/09	% Chg
Income Statement Data
Interest income	$16,694	$15,787	6%		$50,280	$46,428	8%
Interest expense	3,102	4,370	(29)%		10,300	13,797	(25)%

Net interest income	13,592	11,417	19%		39,980	32,631	23%

Provision for loan losses	3,500	4,000	(13)%		12,500	8,325	50%

Net interest income after provision for loan losses	10,092	7,417	36%		27,480	24,306	13%
Non interest income	5,627	3,576	57%		15,172	11,900	28%
Non interest expense	10,725	8,998	19%		31,654	27,431	15%

Net income before income taxes	4,994	1,995	150%		10,998	8,775	25%
Provision for income taxes	1,466	450	226%		3,000	2,343	28%

Net income	3,528	1,545	128%		7,998	6,432	24%
Preferred stock dividends & amortization	515	506	2%		1,539	1,283	20%

Net income available to common shareholders	$3,013	$1,039	190%		$6,459	$5,149	25%

Per Common Share Data
Diluted earnings per common share	0.53	0.18	194%		1.14	0.91	25%
Cash dividends declared	0.28	0.28	0%		0.56	0.56	0%
Earnings Performance Data
Return on common equity	10.68%	3.95%	673	bps	7.81%	6.63%	118	bps
Return on assets	.93%	.46%	47	bps	.69%	.65%	4	bps
Net interest margin	3.90%	3.64%	26	bps	3.75%	3.56%	19	bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data

	September 30, 2010	December 31, 2009	September 30, 2009
Assets:
Cash and cash equivalents	$41,280	$98,738	$56,418
Investments	240,657	214,667	153,832
Loans held for sale	21,903	6,798	2,926
Total loans, gross	1,120,168	1,154,984	1,110,202
Allowance for loan losses	(17,163)	(15,153)	(13,778)
Premises and equipment, net	23,373	23,588	18,793
Goodwill and acquisition intangibles, net	25,820	26,936	16,925
Other assets and accrued interest receivable	54,028	54,440	46,351

Total assets	$1,510,066	$1,564,998	$1,391,669

Liabilities & Shareholders’ Equity
Total deposits	$1,271,455	$1,343,272	$1,150,764
Short-term borrowings	36,175	21,669	46,220
Notes payable	44,766	44,781	44,785
Accrued interest payable and other liabilities	11,307	14,143	11,030

Total liabilities	1,363,703	1,423,865	1,252,799
Common stockholders’ equity	112,873	107,907	105,728
Preferred stock	33,490	33,226	33,142

Shareholders’ equity	146,363	141,133	138,870
Total liabilities and shareholders’ equity	$1,510,066	$1,564,998	$1,391,669

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Three Months ended September 30, 2010			Three Months ended September 30, 2009
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate
Interest-earning assets:
Loans receivable (1)(2)	$1,123,503	$15,497	5.47%	$1,065,031	14,650	5.46%
Securities (2)	234,335	1,384	2.34	161,026	1,327	3.27
Other interest-earning assets	28,232	76	1.07	20,516	73	1.41

Total interest-earning assets	1,386,070	16,957	4.85	1,246,573	16,050	5.11

Non-interest-earning assets	123,751			100,101

Total assets	$1,509,821			$1,346,674

Interest-bearing liabilities:
Transaction accounts	637,835	732	0.46	546,114	944	0.69
Time deposits	446,100	2,049	1.82	421,854	3,075	2.89
Borrowings	67,153	321	1.90	67,553	351	2.06

Total interest-bearing liabilities	1,151,088	3,102	1.07	1,035,521	4,370	1.67

Non-interest-bearing liabilities	213,096			172,547

Total liabilities	1,364,184			1,208,068

Shareholders’ equity	145,637			138,606

Total liabilities and shareholders’ equity	$1,509,821			$1,346,674

Net interest income		$13,855			$11,680

Interest rate spread			3.78%			3.44%

Net interest margin (net interest income as a percent of average interest-earning assets)			3.97%			3.72%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 34.37% and 34.70% tax rate in 2010 and 2009, respectively. The tax equivalent adjustment was $263,000 and $263,000 in 2010 and 2009, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Nine Months ended September 30, 2010			Nine Months ended September 30, 2009
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate
Interest-earning assets:
Loans receivable (1)(2)	$1,138,669	$46,303	5.44%	$1,047,862	$42,992	5.50%
Securities (2)	231,462	4,456	2.57	148,111	3,972	3.60
Other interest-earning assets	55,086	282	.68	30,457	213	0.94

Total interest-earning assets	1,425,217	51,041	4.77	1,226,430	47,177	5.14

Non-interest-earning assets	124,499			98,069

Total assets	$1,549,716			$1,324,499

Interest-bearing liabilities:
Transaction accounts	678,509	2,328	0.46	547,619	2,856	0.70
Time deposits	451,607	7,059	2.09	409,725	9,730	3.18
Borrowings	66,877	913	1.83	66,729	1,211	2.43

Total interest-bearing liabilities	1,196,993	10,300	1.15	1,024,073	13,797	1.81

Non-interest-bearing liabilities	210,045			168,680

Total liabilities	1,407,038			1,192,753

Shareholders’ equity	142,678			131,746

Total liabilities and shareholders’ equity	$1,549,716			$1,324,499

Net interest income		$40,741			$33,380

Interest rate spread			3.62%			3.33%

Net interest margin (net interest income as a percent of average interest-earning assets)			3.82%			3.65%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 34.37% and 34.70% tax rate in 2010 and 2009, respectively. The tax equivalent adjustment was $761,000 and $749,000 in 2010 and 2009, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Income Statement Data
Net interest income	$13,592	$13,454	$12,934	$12,162	$11,417
Provision for loan losses	3,500	4,500	4,500	4,500	4,000

Net interest income after provision for loan losses	10,092	8,954	8,434	7,662	7,417

Service charges and fees	2,589	2,622	2,267	2,408	2,444
Gain on sale of real estate loans	1,041	337	322	276	223
Gain on sale of securities	—	—	—	465	—
Trust fee income	620	602	550	322	288
Bankcard transaction revenue	727	749	673	615	579
Gains/(losses) on Other Real Estate Owned	(110)	30	141	14	(594)
Other non-interest income	760	600	652	616	636

Total non-interest income	5,627	4,940	4,605	4,716	3,576

Salaries and employee benefits expense	5,110	4,764	4,565	4,086	4,006
Occupancy and equipment expense	1,195	1,187	1,450	1,139	1,158
Data processing expense	442	443	461	426	392
State bank taxes	492	507	490	433	456
Amortization of intangible assets	357	375	384	258	258
FDIC Insurance	504	587	585	553	429
Other non-interest expenses	2,625	2,453	2,678	2,351	2,299

Total non-interest expense	10,725	10,316	10,613	9,246	8,998

Net income before income tax expense	4,994	3,578	2,426	3,132	1,995
Income tax expense	1,466	968	566	804	450

Net income	3,528	2,610	1,860	2,328	1,545
Preferred stock dividends & amortization	515	514	510	509	506

Net income available to common shareholders	$3,013	$2,096	$1,350	$1,819	$1,039

Per Common Share Data
Diluted earnings per common share	0.53	0.37	0.24	0.32	0.18
Cash dividends declared	0.28	0.00	0.28	0.00	0.28
Weighted average common shares outstanding
Basic	5,666,707	5,666,707	5,666,707	5,622,142	5,615,475
Diluted	5,666,707	5,666,707	5,681,515	5,652,722	5,695,096
Earnings Performance Data
Return on common equity	10.68%	7.59%	5.03%	6.76%	3.95%
Return on assets	.93%	.67%	.48%	.63%	.46%
Net interest margin	3.90%	3.74%	3.63%	3.57%	3.64%
Net interest margin (tax equivalent)	3.97%	3.81%	3.69%	3.65%	3.72%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Balance Sheet Data
Assets:
Cash and cash equivalents	$41,280	$69,094	$121,299	$98,738	$56,418
Investments	240,657	233,817	240,650	214,667	153,832
Loans held for sale	21,903	6,795	2,072	6,798	2,926
Total loans	1,120,168	1,122,964	1,142,609	1,154,984	1,110,202
Allowance for loan losses	(17,163)	(16,531)	(15,607)	(15,153)	(13,778)
Premises and equipment, net	23,373	23,690	23,883	23,588	18,793
Goodwill and acquisition intangibles, net	25,820	26,178	26,552	26,936	16,925
Other assets & accrued interest receivable	54,028	53,613	54,096	54,440	46,351

Total assets	$1,510,066	1,519,620	1,595,554	1,564,998	1,391,669

Liabilities & Shareholders’ Equity
Total deposits	$1,271,455	$1,300,949	$1,376,468	$1,343,272	$1,150,764
Short-term borrowings	36,175	18,097	22,833	21,669	46,220
Notes payable	44,766	44,770	44,776	44,781	44,785
Accrued interest payable & other liabilities	11,307	10,894	10,214	14,143	11,030

Total liabilities	1,363,703	1,374,710	1,454,291	1,423,865	1,252,799
Common stockholders’ equity	112,873	111,510	107,952	107,907	105,728
Preferred stock	33,490	33,400	33,311	33,226	33,142

Shareholders’ equity	146,363	144,910	141,263	141,133	138,870
Total liabilities and shareholders’ equity	$1,510,066	1,519,620	1,595,554	1,564,998	1,391,669

Common shares outstanding	5,666,707	5,666,707	5,666,707	5,666,707	5,616,707
Average Balance Sheet Data
Average investments	$234,335	$243,572	$216,280	$182,769	$161,026
Average other earning assets	28,232	60,416	77,147	44,822	20,516
Average loans	1,123,503	1,139,730	1,153,099	1,123,355	1,065,031
Average earning assets	1,386,070	1,443,718	1,446,526	1,350,946	1,246,573
Average assets	1,509,821	1,567,837	1,572,174	1,455,496	1,346,674
Average deposits	1,285,557	1,347,906	1,354,035	1,236,465	1,128,342
Average interest bearing deposits	1,083,935	1,146,120	1,161,137	1,064,344	967,968
Average interest bearing transaction deposits	637,835	695,866	702,534	629,018	546,114
Average interest bearing time deposits	446,100	450,254	458,603	435,326	421,854
Average borrowings	67,153	66,333	67,144	67,517	67,553
Average interest bearing liabilities	1,151,088	1,212,453	1,288,281	1,131,861	1,035,521
Average common stockholders equity	112,192	109,732	107,929	106,818	105,506
Average preferred stock	33,445	33,355	33,269	33,184	33,100

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data

	Five-Quarter Comparison
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Asset Quality Data
Allowance for loan losses to total loans	1.53%	1.47%	1.37%	1.31%	1.24%
Allowance for loan losses to non-performing loans	90%	74%	72%	59%	54%
Nonaccrual loans	$18,768	$22,184	$21,692	$23,826	$24,046
Loans – 90 days past due & still accruing	207	213	114	1,736	1,351

Total non-performing loans	18,975	22,397	21,806	25,562	25,397
OREO and repossessed assets	1,392	1,397	1,535	1,381	1,015

Total non-performing assets	20,367	23,794	23,341	26,943	26,412

Restructured loans-accruing	3,901	3,441	6,332	3,568	—
Non-performing loans to total loans	1.69%	1.99%	1.91%	2.21%	2.29%
Non-performing assets to total assets	1.35%	1.57%	1.47%	1.73%	1.91%
Annualized charge-offs to average loans	1.02%	1.26%	1.41%	1.12%	.76%
Net charge-offs	$2,867	$3,577	$4,046	$3,125	$2,038

About BKFC

BKFC, a bank holding company with assets of approximately $1.510 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-one branch locations and forty-seven ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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